Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1/A (Amendment No. 2) of our report dated May 2, 2013 with respect to the audited financial statements of MyCause Beverages Inc. as of December 31, 2012 and 2011.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas

September 4, 2013